Exhibit 10.14

ePAK HOLDINGS LIMITED

DIRECTORS’ AND EMPLOYEES’ SHARE INCENTIVE PLAN

ACCEPTANCE FORM

To:	The Committee
EHL Directors’ and Employees Share Incentive Plan

Closing Date for Acceptance of Offer	:

Number of Shares Offered	:

Exercise Price per Share	:

I have read your Letter Of Offer dated                              (“Offering Date”) and agree to be bound by the terms of the EHL Directors’ and Employees Share Incentive Plan (the “Plan”).

I hereby accept the Option to subscribe for such number Scheme Shares of par value HK$1.00 each in the capital of ePak Holdings Limited on the terms as set out in your Letter of Offer and the rules of the Plan, a copy of which I acknowledge receipt, and enclose a *cheque for/cash HK$1.00 in payment for the purchase of the Option.

I understand that I am not obliged to exercise the Option.

I acknowledge and agree that notwithstanding this acceptance, the Option shall lapse and become null and void if not exercised within the Option Period and in the circumstances set out in the rules of the Plan.

PLEASE PRINT IN BLOCK LETTERS

Name in Full	:

Designation	:

Address	:

Nationality	:

NRIC/Passport No	:

Signature	:

Date	:

*Delete accordingly